Exhibit 32(b)

Certification
Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
(Subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code)

     Pursuant to section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of title 18, United States Code), the undersigned officer of Oxford Health Plans, Inc., a Delaware corporation (the “Company”), hereby certifies, to such officer’s knowledge, that:

     The Quarterly Report on Form 10-Q for the quarter ended September 30, 2003 (the “Report”) of the Company fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 and information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: October 28, 2003	/s/ KURT B. THOMPSON

Kurt B. Thompson Chief Financial Officer

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